Exhibit 99.2

                                                                [CDEX Inc. LOGO]
                                                   INNOVATIONS FOR A SAFER WORLD

The CEO's Corner:  What's New!
March 23, 2009

Much has happened since I last provided an update. Revenues from the ID2 Meth Scanner (first of the ID2 product line) are starting to grow and we expect that bringing Decatur Electronics on board as our exclusive ID2 distributor to the law enforcement market in North America will accelerate this growth substantially (see February 25, 2009 Press Release at http://cdexinc.com/pages/pr_current.html). Interestingly, we were speaking to Decatur over a year ago and I decided to slow the discussions to allow CDEX the opportunity to market the ID2 Meth Scanner directly. However, while there was substantial interest in the ID2 Meth Scanner, the reality of the marketplace confirmed that the law enforcement market, particularly during the down economic conditions that the world is now facing, requires relationship selling and CDEX did not have those relationships. So, we altered course and consummated the deal with Decatur, and I could not be more pleased. Decatur has stepped forward as a great partner providing commercial and technical support, and has hit the ground running. We have blended our relationships with Decatur and ABMI, our 8A and Disabled Vet Partner who is placing our products on the GSA Schedule (see September 3, 2008 Press Release at http://cdexinc.com/pages/pr_2008.html), and believe that Decatur and ABMI will be a very strong team driving ID2 revenues. This is an exciting time for CDEX employees, as reports of use of the Meth Scanner in actual busts are beginning to come in across the nation. Same feelings as when we started getting reports of ValiMed(TM) saving lives in US hospitals - CDEX is making a difference in peoples' lives today!

The property inspection side of the ID2 Meth Scanner market has continued to grow as the public learns more about the dangers of passive methamphetamine exposure, such as being in a house, car, apartment, or hotel room where meth has been used. And make no mistake about it, meth use spans all socio-economic levels. This growing awareness is rightly spawning action by individuals demanding meth inspections before purchase and by state legislatures requiring such actions, e.g., States with current legislation related to some form of inspections include Colorado, Idaho, Oregon, Washington, California, Minnesota, Arizona, Montana, Arkansas, and Hawaii; States with pending legislation include Texas, Oklahoma, South Dakota, Tennessee, and Ohio. Ask your representative abut protection in your State. We are also working with certain inspection and remediation companies today to expand our visibility in this area and refine the procedure for use of the Scanner as a full scope meth inspection tool. We believe that sales growth in this area will accelerate as education of the public establishes a robust market.

Importantly, the basic science associated with the ID2 product line (as well as the ValiMed(TM) product line) is now fairly mature within our company. Product refinements and expansion are being developed in a number of areas, such as addition of other ID2 drugs (e.g., cocaine and heroin), miniaturizing the ID2 devices to provide reduced scope scanners price-pointed to different markets, and adding illegal drug signatures to our table top ValiMed unit for sale into the law enforcement market. These expansions are being done in conjunction with partners and should provide a well balanced product line in the future, particularly as we expand the ID2 line into the international markets that have different needs. For example, our distributor in China has indicated that the two major drugs used in the urban Chinese market are methamphetamine and Ketamine (a signature that we had earlier tested for the ValiMed device), with cocaine and heroin detection coming into play in coastal regions to impede drug trafficking to the US. Speaking about the international market, we look forward to working with Decatur's parent company, Bowmer & Kirkland, LTD, in the introduction of the ID2 product line worldwide.


4555 S. Palo Verde Rd. Suite 123 Tucson, AZ 85714 (520) 745-5172 www.cdexinc.com

                                                                [CDEX Inc. LOGO]
                                                   INNOVATIONS FOR A SAFER WORLD

Turning to our ValiMed(TM) product line, we are continuing to make sales/rentals in both the US and international markets, albeit at a slower pace than I had hoped. While interest continues to grow and our sales pipeline continues to expand, the global economic downturn has tightened access to capital funds resulting in delay in ordering ValiMed units. To counter this potential, several months ago we introduced a new sales program based on multi-year contracts for purchase of our consumable, patented cuvettes required each time the ValiMed unit is used. This would shift funding demands from the capital budgets to the hospital pharmacies' operating budgets. In addition, as the Stimulus Package funding process becomes more refined, we are encouraging and helping hospitals in our pipeline to purchase multiple ValiMed units using this funding source. ValiMed provides a perfect vehicle for Stim Package funding - it creates jobs in multiple sectors, saves lives and money and fits squarely within a major focus of the Administration - improving health care. As to the international front, announcements in the near term - stay tuned.

Next, I would like to turn to the 1st Quarter FY09 10Q we filed recently. At the outset, as you know, our 1st quarters are historically low, coming over Thanksgiving, Christmas and the New Year holidays. The bad news is that the results reflect the economic reality of tightening funding sources that is impacting sales and investments, as it is impacting most other companies around the world. The good news is that the desire for our products continues to be high; several months ago we embarked on programs to counter the economic downturn which are now gaining traction; Meth Scanner sales are kicking into the revenue side of the equation; and we have tightened our belt and are weathering the storm. Operationally we are doing the right things. Going forward, this will bear fruit. The next 2-3 calendar quarters will be helpful in understanding the extent of the global downturn. The punch line is that the near term has some uncertainties, but the longer term appears to be positive for both product lines.

Finally, I would like to talk a little about Dr. Wade Poteet and what he has meant to the Company. Wade has been with the Company since its formation in 2001. During his tenure with CDEX, he has provided valuable leadership in a number of ways. For example, he helped the CDEX Team fully understand the technology and how we could work with it. As it became a more mature science to the CDEX Team, he was critical as a problem solver not only with the science but also in practical development work. Now the principal work going forward is in developing/expanding the applications -- the "D" part of the R&D cycle. About two years ago, Wade came to me noting that he was in his mid 60s and wanted to cut back his time and eventually to work from his ranch house on projects, as needed, while he pursued his many and varied other interests. (On that score, Wade is a grandfather, rancher, hiker, member of his Church Choir, bible study leader, bass player who has performed in over 2820 gigs in the Tucson area, avid gun collector, and ham radio operator, just to name a few.) We agreed and the transition started about a year ago and will end on April 1, when he steps down as our Principal Scientist. Wade will continue to be a consultant to the company assisting with other scientific resources available to us on projects, as needed. The CDEX Team has been a family over the past seven years and that will not change. Wade will always be thought of as CDEX's founding technical leader and, as good friends, we wish him well.

On that note, thanks for your interest in our Company and stay tuned for the future!

Malcolm Philips
CEO and Chairman


4555 S. Palo Verde Rd. Suite 123 Tucson, AZ 85714 (520) 745-5172 www.cdexinc.com